EXHIBIT 8

                           INFINEON TECHNOLOGIES AG
               SIGNIFICANT SUBSIDIARIES AND ASSOCIATED COMPANIES
                           AS OF SEPTEMBER 30, 2004

                                                                                               SHARE IN
NAME AND LOCATION OF COMPANY                                                                    CAPITAL
-------------------------------------------------------------------------------------------    --------
EUPEC Europaeische Gesellschaft fuer Leistungshalbleiter mbH, Warstein-Belecke, Germany            100%
Infineon Technologies Dresden GmbH & Co. OHG, Dresden, Germany                                     100%
Infineon Technologies SC300 GmbH & Co. OHG, Dresden, Germany                                       100%

Infineon Technologies Austria AG, Villach, Austria                                                 100%
Infineon Technologies-Fabrico de Semicondutores, Portugal S.A., Vila do Conde, Portugal            100%
Infineon Technologies France S.A.S., Saint Denis, France                                           100%
Infineon Technologies Holding B.V. Rotterdam, Netherlands                                          100%

SensoNor AS, Horten, Norway                                                                        100%
Infineon Technologies North America Corp., Wilmington, Delaware, USA                               100%
Infineon Technologies Richmond LP, Wilmington, Delaware, USA                                       100%
Infineon Technologies Asia Pacific Pte. Ltd., Singapore                                            100%

Infineon Technologies Japan K.K., Tokyo, Japan                                                     100%
Infineon Technologies (Malaysia) Sdn. Bhd., Malacca, Malaysia                                      100%
Infineon Technologies (Advanced Logic) Sdn. Bhd., Malacca, Malaysia                                100%
Infineon Technologies (Integrated Circuit) Sdn. Bhd., Malacca, Malaysia                            100%
Infineon Technologies Suzhou Co., Ltd., Suzhou, China                                             72.5%

Altis Semiconductor S.N.C., Essonnes, France                                                        50%
Inotera Memories Inc., Taoyuan, Taiwan                                                              44%
-------------------------------------------------------------------------------------------------------